Exhibit 99.1

Castle Biosciences Reports Second Quarter 2024 Results

Q2 2024 revenue increased 74% over Q2 2023 to $87 million
Q2 2024 total test reports increased 49% over Q2 2023
Raising full-year 2024 revenue guidance to $275-300 million from $255-265 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - Aug. 5, 2024--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the second quarter and six months ended June 30, 2024.

“We achieved another quarter of exceptional performance, thanks to the hard work of our talented team and strength of our innovative test portfolio,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We were especially pleased with the substantial top-line growth as well as growth in test report volumes across our therapeutic areas."

“Regarding our DecisionDx®-SCC test, we were also pleased to see the publication of our first study evaluating the use of DecisionDx-SCC to guide adjuvant radiation therapy (ART) recommendations in patients diagnosed with high-risk cutaneous squamous cell carcinoma (SCC). This study, which is the largest study to evaluate the effectiveness of ART in SCC, found that the DecisionDx-SCC test can identify patients who are considering ART under traditional clinicopathologic risk features and have a low likelihood of metastasis and a low likelihood of a receiving a clinical benefit from ART – thus enabling deferral of radiation therapy and avoidance of complications and associated impacts on the patient’s quality of life. This study was published in the American Society for Radiation Oncology’s flagship journal, International Journal of Radiation Oncology, Biology, Physics (also known as the Red Journal).

“Regarding our TissueCypher® Barrett’s Esophagus test, the American Gastroenterological Association (AGA) recently recognized in its Clinical Practice Guideline that there is a high-risk subset of non-dysplastic Barrett’s esophagus patients who may benefit from early intervention with endoscopic eradication therapy (EET) and importantly, acknowledged that tissue-based biomarker testing, including the tissue systems pathology test (i.e., TissueCypher, also known as TSP-9) can help identify these patients.

“We believe we are well-positioned for near- and long-term success, supported by the potential for continued growth across our portfolio, as well as by our robust balance sheet and proven track record of strong execution. I am proud of what we have accomplished, and we will continue to work to operate with speed and agility to deliver value to patients, clinicians and stockholders alike."

Second Quarter Ended June 30, 2024, Financial and Operational Highlights
•Revenues were $87.0 million, a 74% increase compared to $50.1 million in the second quarter of 2023. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter were $0.4 million of net positive revenue adjustments, compared to $0.1 million of net negative revenue adjustments for the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $86.6 million, a 72% increase compared to $50.2 million for the same period in 2023.
•Delivered 25,102 total test reports in the second quarter of 2024, an increase of 49% compared to 16,820 in the same period of 2023:
◦DecisionDx®-Melanoma test reports delivered in the quarter were 9,585, compared to 8,597 in the second quarter of 2023, an increase of 11%.

◦DecisionDx-SCC test reports delivered in the quarter were 4,277, compared to 2,681 in the second quarter of 2023, an increase of 60%.
◦MyPath® Melanoma test reports delivered in the quarter were 1,099, compared to 953 in the second quarter of 2023, an increase of 15%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 4,782, compared to 1,447 in the second quarter of 2023, an increase of 230%.
◦IDgenetix® test reports delivered in the quarter were 4,903, compared to 2,681 in the second quarter of 2023, an increase of 83%.
◦DecisionDx®-UM test reports delivered in the quarter were 456, compared to 461 in the second quarter of 2023, a decrease of 1%.
•Gross margin was 81%, and Adjusted Gross Margin was 83%, compared to 74% and 78%, respectively, for the same periods in 2023.
•Net cash provided by operations was $24.0 million, compared to $3.8 million net cash used in operations for the same period in 2023.
•Net income, which includes non-cash stock-based compensation expense of $13.2 million, was $8.9 million, compared to a net loss of $(18.8) million for the same period in 2023.
•Adjusted EBITDA was $21.5 million, compared to $(5.3) million for the same period in 2023.

Six Months Ended June 30, 2024, Financial and Operational Highlights
•Revenues were $160.0 million, a 74% increase compared to $92.2 million during the same period in 2023. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the six months ended June 30, 2024, were $1.0 million of net positive revenue adjustments, compared to $1.7 million of net negative revenue adjustments for the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $159.0 million, a 69% increase compared to $93.9 million for the same period in 2023.
•Delivered 45,990 total test reports in the six months ended June 30, 2024, an increase of 45% compared to 31,736 in the same period of 2023:
◦DecisionDx-Melanoma test reports delivered in the six months ended June 30, 2024, were 17,969, compared to 16,180 for the same period in 2023, an increase of 11%.
◦DecisionDx-SCC test reports delivered in the six months ended June 30, 2024, were 7,854, compared to 5,092 for the same period in 2023, an increase of 54%.
◦MyPath Melanoma test reports delivered in the six months ended June 30, 2024, were 2,097, compared to 1,933 for the same period in 2023, an increase of 8%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the six months ended June 30, 2024, were 8,211, compared to 2,830 for the same period in 2023, an increase of 190%.
◦IDgenetix test reports delivered in the six months ended June 30, 2024, were 8,981, compared to 4,831 for the same period in 2023, an increase of 86%.
◦DecisionDx-UM test reports delivered in the six months ended June 30, 2024, were 878, compared to 870 for the same period in 2023, an increase of 1%.
•Gross margin for the six months ended June 30, 2024, was 79%, and Adjusted Gross Margin was 82%.
•Net cash provided by operations was $17.2 million, compared to $29.2 million net cash used in operations for the same period in 2023.
•Net income for the six months ended June 30, 2024, which includes non-cash stock-based compensation expense of $25.9 million, was $6.4 million, compared to a net loss of $(48.0) million for the same period in 2023.
•Adjusted EBITDA for the six months ended June 30, 2024, was $32.1 million, compared to $(20.4) million for the same period in 2023.
Cash, Cash Equivalents and Marketable Investment Securities
As of June 30, 2024, the Company’s cash, cash equivalents and marketable investment securities totaled $259.7 million.

2024 Outlook
Based upon revenue generated through June 30, 2024, the Company is increasing its guidance for anticipated total revenue in 2024 to between $275–300 million, compared to the previously provided guidance of between $255–265 million.
Second Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-SCC: The Company announced the publication of a study in the International Journal of Radiation Oncology, Biology, Physics (Red Journal) demonstrating the ability of the DecisionDx-SCC test to identify high-risk SCC patients who are likely to benefit from ART to reduce metastatic disease progression, as well as high-risk patients who are unlikely to benefit from ART and who, therefore, may consider deferring treatment. This study is the single largest study ever conducted to evaluate the effectiveness of ART in patients diagnosed with SCC and demonstrates the impact of the test in guiding decision-making for recommending ART. See the Company’s news release from May 29, 2024, for more information.
•DecisionDx-SCC: The Company also shared new data that supported the utility of DecisionDx-SCC in patients with high-risk SCC tumors located on the head and neck at the 56th American College of Mohs Surgery (ACMS) Annual Meeting in Phoenix. Data presented demonstrated that testing with DecisionDx-SCC significantly increased the prediction accuracy of metastatic events, when used alone and when combined with National Comprehensive Cancer Network (NCCN) guidelines, Brigham and Women’s Hospital (BWH) staging or American Joint Committee on Cancer Staging Manual, 8th Edition (AJCC8) staging, to better guide risk-aligned patient care decisions regarding metastatic surveillance or the use of adjuvant treatments like radiation. See the Company’s news release from May 3, 2024, for more information.
•DecisionDx-Melanoma: The Company presented new data relating to its DecisionDx-Melanoma test at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, demonstrating the test’s ability to identify patients with localized cutaneous melanoma at the highest risk of metastasis to the central nervous system (CNS). Specifically, the study showed that DecisionDx-Melanoma can identify patients with earlier-stage melanoma who have a higher risk of CNS metastasis within the first three years post-diagnosis. These higher-risk patients may benefit from more frequent imaging surveillance to identify CNS metastases earlier to improve patient survival. See the Company’s news release from May 30, 2024, for more information.
Gastroenterology
•The Company announced that the AGA published new clinical practice guidelines for EET to treat Barrett’s esophagus (BE) and prevent its progression to esophageal adenocarcinoma. These guidelines recognized that there is a high-risk subset of patients with non-dysplastic BE (NDBE) who may benefit from early intervention with EET and acknowledged the role that tissue-based biomarkers, including TissueCypher, can play in identifying these patients. See the Company’s news release from June 24, 2024, for more information.
•The Company also shared three abstracts supporting the ability of its TissueCypher test to predict risk of progression to esophageal cancer in patients with BE at the Digestive Disease Week (DDW) 2024 Annual Meeting in Washington, D.C. The data that was shared further expanded the substantial clinical evidence supporting TissueCypher and its ability to improve the care that BE patients receive. See the Company’s news release from May 14, 2024, for more information.
Mental Health
•The Company was selected as the winner of the “Best Overall Mental Health Solution” award in the eighth annual MedTech Breakthrough Awards program for its IDgenetix pharmacogenomic (PGx) test. The MedTech Breakthrough Awards honor excellence and recognize innovation, hard work and success in a range of health and medical technology categories, attracting thousands of nominations from over 18 countries across the world. See the Company’s news release from May 10, 2024, for more information.
Uveal Melanoma
•The Company announced results from the largest prospective study to date of patients with uveal melanoma, titled “15-Gene Expression Profile and PRAME as Integrated Prognostic Test for Uveal

Melanoma: First Report of Collaborative Ocular Oncology Group Study No. 2 (COOG2.1),” confirming the prognostic accuracy of the DecisionDx-UM test and providing the first prospective validation of Preferentially Expressed Antigen in Melanoma (PRAME) status as a risk refinement tool when considered in the context of a Class 1 or Class 2 DecisionDx-UM result. The study data demonstrated that together, these two tests can guide more precise and risk-aligned decision-making for patients with UM, including referrals, intensity of imaging surveillance and eligibility for ongoing clinical trials. See the Company’s news release from May 8, 2024, and the published paper in the Journal of Clinical Oncology for more information.
Corporate
•The Company announced that its founder, president and chief executive officer, Derek Maetzold, was named by Ernst & Young LLP (EY) as an Entrepreneur Of The Year® 2024 Gulf South Award winner. Now in its 38th year, Entrepreneur Of The Year is the preeminent competitive awards program that celebrates entrepreneurs and leaders of high-growth companies who disrupt markets, revolutionize sectors and have a transformational impact on lives. See the Company’s news release from June 14, 2024, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, August 5, 2024, at 4:30 p.m. Eastern time to discuss its second quarter 2024 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/952012940 or via the webcast link on the Investor Relations page of the Company’s website,
https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until August 26, 2024.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 802518.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net income (loss): interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration and acquisition related transaction costs.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin or net income (loss) reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe, atopic dermatitis, psoriasis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: (i) our 2024 total revenue guidance of $275-300 million; (ii) the potential of our tests to improve patient outcomes, including increased survival; (iii) our continued commercial momentum in 2024; (iv) our ability to continue to develop evidence to support the clinical utility of our tests; and (v) our ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; actual application of our tests may not provide the aforementioned benefits to patients; our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET REVENUES	$87,002	$50,138	$159,976	$92,175
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible asset)	14,519	11,058	28,413	21,240
Research and development	14,136	13,308	27,945	27,701
Selling, general and administrative	51,088	44,681	99,583	91,443
Amortization of acquired intangible asset	2,247	2,248	4,494	4,470
Total operating expenses, net	81,990	71,295	160,435	144,854
Operating income (loss)	5,012	(21,157)	(459)	(52,679)
Interest income	3,144	2,399	6,140	4,735
Interest expense	(270)	(3)	(284)	(7)
Income (loss) before income taxes	7,886	(18,761)	5,397	(47,951)
Income tax (benefit) expense	(1,034)	16	(989)	30
Net income (loss)	$8,920	$(18,777)	$6,386	$(47,981)

Earnings (loss) per share:
Basic	$0.32	$(0.70)	$0.23	$(1.80)
Diluted	$0.31	$(0.70)	$0.22	$(1.80)

Weighted-average shares outstanding:
Basic	27,646	26,733	27,566	26,670
Diluted	28,738	26,733	28,542	26,670

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,401	$1,202	$2,715	$2,474
Research and development	2,637	2,486	5,266	5,073
Selling, general and administrative	9,141	9,161	17,873	18,827
Total stock-based compensation expense	$13,179	$12,849	$25,854	$26,374

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$8,920	$(18,777)	$6,386	$(47,981)
Other comprehensive (loss) income:
Net unrealized (loss) gain on marketable investment securities	(61)	(8)	(308)	237
Comprehensive income (loss)	$8,859	$(18,785)	$6,078	$(47,744)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$85,572	$98,841
Marketable investment securities	174,116	144,258
Accounts receivable, net	45,988	38,302
Inventory	8,013	7,942
Prepaid expenses and other current assets	6,716	6,292
Total current assets	320,405	295,635
Long-term accounts receivable, net	1,125	1,191
Property and equipment, net	38,638	25,433
Operating lease assets	11,621	12,306
Goodwill and other intangible assets, net	112,840	117,335
Other assets – long-term	2,683	1,440
Total assets	$487,312	$453,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,540	$10,268
Accrued compensation	21,239	28,945
Operating lease liabilities	1,226	1,137
Other accrued and current liabilities	7,449	7,317
Total current liabilities	39,454	47,667
Long-term debt	10,008	—
Noncurrent operating lease liabilities	13,645	14,173
Noncurrent finance lease liabilities	312	25
Deferred tax liability	—	206
Total liabilities	63,419	62,071
Stockholders’ Equity
Common stock	28	27
Additional paid-in capital	636,022	609,477
Accumulated deficit	(211,985)	(218,371)
Accumulated other comprehensive (loss) income	(172)	136
Total stockholders’ equity	423,893	391,269
Total liabilities, and stockholders’ equity	$487,312	$453,340

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$6,386	$(47,981)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,688	5,932
Stock-based compensation expense	25,854	26,374
Deferred income taxes	(1,542)	13
Accretion of discounts on marketable investment securities	(3,422)	(2,282)
Other	83	213
Change in operating assets and liabilities:
Accounts receivable	(7,620)	(7,978)
Prepaid expenses and other current assets	(294)	158
Inventory	(71)	(2,141)
Operating lease assets	678	(469)
Other assets	143	(80)
Accounts payable	(1,650)	3,071
Operating lease liabilities	(432)	958
Accrued compensation	(7,706)	(7,060)
Other accrued and current liabilities	68	2,047
Net cash provided by (used in) operating activities	17,163	(29,225)

INVESTING ACTIVITIES
Purchases of property and equipment	(14,381)	(7,373)
Proceeds from sale of property and equipment	7	8
Purchases of marketable investment securities	(113,194)	(86,438)
Proceeds from maturities of marketable investment securities	86,450	95,000
Net cash (used in) provided by investing activities	(41,118)	1,197

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	73	184
Payment of employees’ taxes on vested restricted stock units	(1,089)	(848)
Proceeds from contributions to the employee stock purchase plan	1,749	1,688
Repayment of principal portion of finance lease liabilities	(47)	(70)
Proceeds from issuance of term debt	10,000	—
Net cash provided by financing activities	10,686	954

NET CHANGE IN CASH AND CASH EQUIVALENTS	(13,269)	(27,074)
Beginning of period	98,841	122,948
End of period	$85,572	$95,874

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$87,002	$50,138	$159,976	$92,175
Revenue associated with test reports delivered in prior periods	(363)	88	(959)	1,705
Adjusted revenues (Non-GAAP)	$86,639	$50,226	$159,017	$93,880

Adjusted gross margin
Gross margin (GAAP)[1]	$70,236	$36,832	$127,069	$66,465
Amortization of acquired intangible assets	2,247	2,248	4,494	4,470
Revenue associated with test reports delivered in prior periods	(363)	88	(959)	1,705
Adjusted gross margin (Non-GAAP)	$72,120	$39,168	$130,604	$72,640

Gross margin percentage (GAAP)[2]	80.7%	73.5%	79.4%	72.1%
Adjusted gross margin percentage (Non-GAAP)[3]	83.2%	78.0%	82.1%	77.4%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)
Adjusted EBITDA
Net income (loss)	$8,920	$(18,777)	$6,386	$(47,981)
Interest income	(3,144)	(2,399)	(6,140)	(4,735)
Interest expense	270	3	284	7
Income tax (benefit) expense	(1,034)	16	(989)	30
Depreciation and amortization expense	3,348	3,040	6,688	5,932
Stock-based compensation expense	13,179	12,849	25,854	26,374
Adjusted EBITDA (Non-GAAP)	$21,539	$(5,268)	$32,083	$(20,373)